                               SCHEDULE 14A
                              (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                             SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934, as amended.


Filed by the registrant        [X]

Filed by a party other than the registrant     [ ]

Check the appropriate box:

[ ] Preliminary proxy statement

[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                          Globecomm Systems Inc.
--------------------------------------------------------------------------
                    (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------
               (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

---------------------------------------------------------------------------

     (5) Total fee paid:

---------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:

---------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

---------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

---------------------------------------------------------------------------

     (3) Filing Party:

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     (4) Date Filed:

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
                            GLOBECOMM SYSTEMS INC.

                            -----------------------

                                45 OSER AVENUE
                          HAUPPAUGE, NEW YORK 11788

                           -----------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              NOVEMBER 19, 1998

   The Annual Meeting of Stockholders (the "Annual Meeting") of Globecomm Systems Inc. (the "Company") will be held at the offices of the Company, 45 Oser Avenue, Hauppauge, New York 11788 on November 19, 1998, at 10:00 a.m. (eastern standard time) for the following purposes:

   (1) To elect nine directors to serve until the next Annual Meeting of Stockholders or until their respective successors shall have been elected and qualified;

   (2)     To approve the Company's 1999 Employee Stock Purchase Plan;

   (3) To ratify the selection of Ernst & Young LLP, as independent auditors of the Company for fiscal year ending June 30, 1999; and

   (4) To transact such other business as may properly come before the Annual Meeting.

   Only stockholders of record at the close of business on September 25, 1998 will be entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at the corporate headquarters at the address above.

   Whether or not you expect to attend the Annual Meeting, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.

                                          By Order of the Board of Directors

                                          /s/ Thomas A. DiCicco
                                          -----------------------------------
                                          Thomas A. DiCicco
                                          Secretary

October 15, 1998

                 IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD
                      BE COMPLETED AND RETURNED PROMPTLY

                            GLOBECOMM SYSTEMS INC.

                               PROXY STATEMENT
                               OCTOBER 15, 1998

   This Proxy Statement is furnished to stockholders of record of Globecomm Systems Inc. (the "Company") as of September 25, 1998 in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or "Board") for use at the Annual Meeting of Stockholders to be held on November 19, 1998 (the "Annual Meeting").

   Shares cannot be voted at the meeting unless the owner is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted (i) "FOR" the election of the named nominees, (ii) "FOR" the approval of the Company's 1999 Employee Stock Purchase Plan, and (iii) "FOR" the ratification of Ernst & Young LLP, independent public auditors, as auditors of the Company for the fiscal year ending June 30, 1999 and will be voted in accordance with the best judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting. Any person giving a proxy may revoke it by written notice to the Company at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the meeting may withdraw his or her proxy and vote in person. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

   The Annual Report of the Company (which does not form a part of the proxy solicitation material), with the financial statements of the Company for the fiscal year ended June 30, 1998, is being distributed concurrently herewith to stockholders.

   The mailing address of the principal executive offices of the Company is 45 Oser Avenue, Hauppauge, New York 11788. This Proxy Statement and the accompanying form of proxy are being mailed to the stockholders of the Company on or about October 15, 1998.

                              VOTING SECURITIES

   The Company has only one class of voting securities outstanding, its common stock, par value $.001 per share (the "Common Stock"). At the Annual Meeting, each stockholder of record at the close of business on September 25, 1998 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. On September 25, 1998, 9,125,908 shares of Common Stock were outstanding. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting during regular business hours at the principal executive offices of the Company at the address specified above.

                                  PROPOSAL 1
                            ELECTION OF DIRECTORS

   Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the Annual Meeting for the election of the nine nominees named below as directors of the Company to serve until the next Annual Meeting of Stockholders or until their successors have been elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees. The Board of Directors currently has ten members, nine of whom are nominees for re-election. The Board of Directors does not currently anticipate that any nominee will be unable to be a candidate for election.

STOCKHOLDER APPROVAL

   The affirmative vote of a plurality of the votes of the shares of Company's outstanding Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect the directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THESE NOMINEES.

INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTORS

   The Board of Directors currently has ten members. The following information with respect to the principal occupation or employment, other affiliations and business experience of each of the nine nominees has been furnished to the Company by such nominee. Except as indicated, each of the nominees has had the same principal occupation for the last five years.

   David E. Hershberg, 61, founded the Company in 1994 and has served as Chief Executive Officer and Chairman of the Board of Directors since its inception. From 1976 to 1994, Mr. Hershberg was the President of Satellite Transmission Systems, Inc. ("STS"), a provider of satellite ground segment systems and networks, which he founded and which became a subsidiary of California Microwave, Inc. ("CMI"), and which is currently a subsidiary of L-3 Communications Corporation. From 1990 to 1994, Mr. Hershberg also served as Group President of the Satellite Communications Group of CMI, where he also had responsibility for EFData, Inc., a manufacturer of satellite communications modems and for Viasat Technology Corp. ("Viasat"), a manufacturer of communications systems which specialized in portable and mobile satellite communications equipment. Mr. Hershberg headed the Space Communications division of ITT Corporation from 1968 to 1972, and the Systems Division of Comtech Systems, Inc. ("Comtech") from 1972 to 1976. Mr. Hershberg is a Director of Primus Telecommunications Group, Incorporated ("Primus"), a telecommunications company providing long distance services. He holds a B.S.E.E. from Rensselaer Polytechnic Institute, an M.S.E.E. from Columbia University and an M.S. in Management Science from Stevens Institute of Technology.

   Kenneth A. Miller, 53, has served as President and a Director since joining the Company in November 1994. From 1978 to 1994, he held various positions with STS, and succeeded Mr. Hershberg as President of that company in 1994. During his tenure at STS, Mr. Miller developed and implemented satellite communications systems and networks for customers in the United States and overseas. Prior to his employment at STS, Mr. Miller was Manager of Satellite Systems at Comtech and a Satellite Communications Staff Officer with the United States Army. Mr. Miller holds an M.B.A. from Hofstra University and a B.S.E.E. from the University of Michigan.

   Donald G. Woodring, 51, has served as Vice President--Network and Systems Analysis and a Director since joining the Company in October 1994. From 1982 to 1994, he was Assistant Vice President for System Analysis at STS. From 1980 to 1982, he was employed by the SHAPE Technical Center and from 1972 to 1980 was employed by the U.S. Department of Defense. Mr. Woodring holds a B.S. from Penn State University and an M.S.E.E. from Catholic University.

   Stephen C. Yablonski, 51, has served as Vice President--Commercial Systems and a Director since joining the Company in April 1995. From 1988 to 1995, he was employed by STS, most recently as Vice President and General Manager of the Commercial Systems and Networks Division. Prior to that he was Vice President of Engineering at Argo Communications, a telecommunications services provider. Mr. Yablonski holds a B.S.E.E. from Brown University and an M.S.E.E. from the University of Pennsylvania.

   Herman Fialkov, 76, has been a Director of the Company since January 1995. In 1968, Mr. Fialkov started the venture capital firm of Geiger & Fialkov and has been involved in venture investments since that time. He has been a General Partner of PolyVentures Associates I, L.P., a high technology venture capital fund since 1987. From 1972 to 1983, he was President and later Chairman of Standard Microsystems Corporation, a manufacturer and provider of large-scale integrated circuits and local area network products. He also is a Director of Primus and a Trustee of Polytechnic University. Mr. Fialkov holds a B.Ad.E. from New York University.

   Shelley A. Harrison, 55, has been a Director of the Company since July 1995. Since 1987, Dr. Harrison has been a Managing General Partner of PolyVentures Associates II, L.P. ("PolyVentures"). He currently serves as Chairman and Chief Executive Officer of Spacehab, Inc., which develops, owns and operates habitable modules that provide space-based laboratory research facilities and logistics aboard the United States space shuttle fleet. In 1973, Dr. Harrison co-founded Symbol Technologies Inc., a leading provider of bar code laser scanners and portable terminals, where he served as Chairman and Chief Executive Officer until 1982. As President of Harrison Enterprises, from 1982 to 1986, he managed venture financing and technology start-ups. Dr. Harrison also is a Director of NetManage, Inc., Asymetrix Learning Systems, Inc., and several privately held high technology portfolio companies. He holds a B.S.E.E. from New York University and an M.S. and a Ph.D. in Electrophysics from Polytechnic University.

   Benjamin Duhov, 69, has been a Director of the Company since January 1996. He is a Consultant and the President of Stamford Consulting Group which provides consulting services to the aerospace industry. He worked for Thomson-CSF S.A. from June 1975 to October 1993, and for CBS Laboratories, which was devoted to technical developments in the television and defense industries, from 1972 to 1975. Mr. Duhov holds a B.S.E.E. from Washington University.

   C. J. Waylan, 57, has been a Director of the Company since January 1997. He currently serves as President, Chief Executive Officer and Director at Constellation Communications, Inc., a satellite communications provider of voice, data, positioning and other services to mobile and fixed-site users. From May 1996 to September 1997, Dr. Waylan served as Executive Vice President of NextWave Telecom Inc. ("NextWave"), a provider of wireless personal telecommunications services. Prior to joining NextWave, Dr. Waylan worked for GTE Corporation from February 1981 to April 1996, where he served as Executive Vice President for GTE Mobilnet and President of GTE Spacenet Corporation. Dr. Waylan also is a Director of Stanford Telecommunications, Inc., a communications technology company. Dr. Waylan holds a B.S. from the University of Kansas and an M.S.E.E. and a Ph.D. from the Naval Postgraduate School.

   A. Robert Towbin, 63, has been a Director of the Company since November 1997 and has been a Managing Director of C.E. Unterberg, Towbin (formerly Unterberg Harris), an investment banking firm, since September 1995. From

January 1994 to August 1995 he was the President and Chief Executive Officer of the Russian-American Enterprise Fund, a U.S. Government owned investment fund. From 1987 to 1994, he was employed as a Managing Director of Lehman Brothers. From 1977 to 1986, Mr. Towbin held various executive positions with L.F. Rothschild, Unterberg, Towbin, an investment banking firm. He also is a Director of Bradley Real Estate, Inc., Columbus New Millenium Fund (London), Globalstar Telecommunications Ltd., Gerber Scientific, Inc., K&F Industries Inc. and Lancit Media Entertainment Ltd. Mr. Towbin holds a B.A. from Dartmouth College.

COMMITTEES OF THE BOARD

   The Audit Committee of the Board of Directors consists of Mr. Fialkov and Dr. Waylan and reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company's independent auditors and the accounting practices of the Company.

   The Compensation Committee of the Board of Directors consists of Mr. Fialkov and Dr. Waylan and determines the salaries and incentive compensation of the officers of the Company and provides recommendations for the salaries and incentive compensation of the other employees and the consultants of the Company. The Compensation Committee also administers various incentive compensation, stock and benefit plans.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

   During fiscal 1998, the Board of Directors held six regular meetings and no special meetings. There was one meeting of the Audit Committee and one meeting of the Compensation Committee during fiscal 1998. All directors attended 75% or more of the (i) meetings of the Board of Directors and (ii) meetings of the Committees of the Board on which they served (except that Mr. Duhov was unable to attend two meetings of the Board of Directors) .

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Under the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, the Company's Directors, executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission and the Nasdaq National Market Surveillance Department. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during 1998. Based solely on its review of such forms received by it from such persons for their 1998 transactions, the Company believes that all Directors, officers and beneficial owners of more than ten percent of the Company's Common Stock were in compliance with all such filing requirements.

COMPENSATION OF DIRECTORS

   Each of Mr. Fialkov and Dr. Waylan receives a fee of $500 per month as members of the Compensation and Audit Committees. Other directors do not receive any cash compensation for their service as members of the Board of Directors, although they are reimbursed for certain expenses incurred in connection with attendance at Board and Committee meetings.

   Stock Option Grant. Under the Automatic Option Grant component of the Company's 1997 Stock Incentive Plan (the "1997 Plan"), each individual who first becomes a non-employee Board member on or after August 7, 1997 will receive an option grant for 15,000 shares of Common Stock on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company and provided he is not serving as a member of the Board pursuant to contractual rights granted to certain groups of stockholders in connection with their purchase of stock in the Company.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

   The executive officers of the Company as of June 30, 1998 were the following:

 NAME                  AGE                             POSITION
--------------------  ----- -------------------------------------------------------------
David E. Hershberg      61  Chief Executive Officer and Chairman of the Board of
                            Directors
Kenneth A. Miller       53  President and Director
Thomas A. DiCicco       47  Vice President--Government Systems, Corporate Secretary and
                            Director
Donald G. Woodring      51  Vice President--Network and Systems Analysis and Director
Stephen C. Yablonski    51  Vice President--Commercial Systems and Director
Ray Stuart              60  Vice President--International Marketing
Paul J. Johnson         43  Vice President--Contracts
Andrew C. Melfi         44  Vice President and Chief Financial Officer
Gerald A. Gutman        55  Vice President and General Manager--Globecomm Systems Mobile
                            Products Division and President--NetSat Express
Gary C. Gomes           52  Executive Vice President--NetSat Express

INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS OR ARE NOT NOMINEES FOR ELECTION AS DIRECTORS

   Ray Stuart has served as Vice President--International Marketing since joining the Company in July 1995. From 1989 to 1995, he was employed by Comsat RSI, a satellite communications equipment supplier, most recently as Vice President of Business Development. Mr. Stuart holds a B.S.E.E. from Mississippi State University.

   Paul J. Johnson has served as Vice President--Contracts since joining the Company in October 1996. From 1991 to 1996, he was Director of Contracts for STS. He holds a B.B.A. from St. Bonaventure University.

   Andrew C. Melfi has served as Vice President since September 1997 and as Chief Financial Officer since joining the Company in January 1996. From 1982 to 1995 he was the Controller of STS. From 1980 to 1982, he was the Assistant Controller of Dorne and Margolin, Inc., a designer and manufacturer of antennas. Mr. Melfi holds an M.B.A. and a B.B.A. in accounting from Dowling College.

   Thomas A. DiCicco has served as Vice President--Government Systems, Corporate Secretary and a Director since joining the Company in October 1994. From 1988 to 1994, he was employed by STS, most recently as Senior Director.

He was Vice President of Engineering at Comtech from 1979 to 1988 and was employed by the AIL Division of Cutler Hammer from 1970 to 1979. Mr. DiCicco holds a B.S.E.E. from Hofstra University and an A.S. in Engineering Science from SUNY at Farmingdale.

   Gerald A. Gutman has served as Vice President and General Manager--Globecomm Systems Mobile Products Division since September 1997 and as President of NetSat Express, Inc. ("NetSat Express"), the majority-owned subsidiary of the Company, since July 1996. From February 1996 to June 1996, he served as a consultant to the Company. In 1987, he founded Viasat, where he served as Chief Executive Officer from 1987 to 1995. From 1977 to 1987, Mr. Gutman served as President and Chief Executive Officer of Nav-Com Incorporated, a satellite communications company providing communications services to the maritime industry. Mr. Gutman has served as Chairman of the COMSAT Manufacturer's Advisory Committee to Inmarsat, Vice Chairman of the Mobile Satellite User's Association and as President of the National Marine Electronics Association. He holds a B.B.A. in Marketing from Hofstra University.

   Gary C. Gomes has served as Executive Vice President of NetSat Express since January 1997 and he served as Vice President of the Company from September 1995 to December 1996. From October 1994 to September 1995, Mr. Gomes served as a consultant to the Company. Prior to that, he was Senior Vice President of Marketing at STS, where he was employed from March 1983 to September 1995. From 1971 to 1981, he was employed by Fairchild Industries, Inc., a provider of services to the aerospace industry. Mr. Gomes holds a B.A. in Mathematics and Economics from California Western University, an M.S.I.A. from Carnegie Mellon's Graduate School of Industrial Administration and a J.D. from the Law School of the University of Pennsylvania.

                        SUMMARY COMPENSATION TABLE (1)

   The following table sets forth information concerning the compensation paid by the Company for services rendered during the fiscal years ended June 30, 1998 and June 30, 1997 to: (i) the Company's Chief Executive Officer and
(ii) all of the other executive officers whose base salary during fiscal 1998 was at least $100,000 (together, the "Named Executive Officers"). No individual resigned during fiscal 1998 who otherwise would have been included in the following table.

                                                                   LONG-TERM
                                                                 COMPENSATION
                                                                --------------
                                                     ANNUAL       SECURITIES      ALL OTHER
                                                  COMPENSATION    UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR       SALARY         OPTIONS          (2)
---------------------------------------  ------ --------------  -------------- --------------
David E. Hershberg,
Chairman and Chief Executive Officer ...  1998      $165,000             --         $6,400
                                          1997       165,000             --          6,000
Kenneth A. Miller,
President...............................  1998       160,000             --          6,400
                                          1997       160,000         85,500          6,000
Stephen C. Yablonski,
Vice President--Commercial Systems  ....  1998       120,000             --          3,600
                                          1997       120,000        149,340             --
Ray Stuart,
Vice President--International Marketing   1998       126,000          5,000          5,040
                                          1997       126,000         69,468          5,040
Andrew C. Melfi,
Chief Financial Officer ................  1998       102,704          5,000          4,108
                                          1997        91,924         45,600          3,677

------------
(1) Other compensation in the form of perquisites and other personal benefits has been omitted as the aggregate amount of such perquisites and other personal benefits constituted the lesser of $50,000 or 10% of the total annual salary and bonus of the Named Executive Officer for such year. The Company did not award a bonus to any of its executive officers during fiscal 1998.
(2) Includes annual registrant contributions to the Company's 401(k) plan.

                     OPTION GRANTS IN LAST FISCAL YEAR(1)

   The following table sets forth certain information regarding the option grants made pursuant to the 1997 Plan during fiscal 1998 to each of the Named Executive Officers. The Company has never granted any stock appreciation rights.

                                                                                     POTENTIAL REALIZABLE
                                                                                            VALUE
                                                                                      AT ASSUMED ANNUAL
                                                                                            RATES
                                                                                        OF STOCK PRICE
                            NUMBER OF
                                                                                       APPRECIATION FOR
                           SECURITIES       PERCENTAGE OF
                                                                                        OPTION TERM(4)
                       UNDERLYING OPTIONS   TOTAL OPTIONS   EXERCISE    EXPIRATION  ---------------------
NAME                         GRANTED         GRANTED(2)     PRICE(3)       DATE         5%        10%
---------------------  ------------------  ---------------  ---------- ------------  --------- ----------
David E. Hershberg  ..           --               --             --            --         --          --
Kenneth A. Miller  ...           --               --             --            --         --          --
Stephen C. Yablonski             --               --             --            --         --          --
Ray Stuart ...........        5,000              2.3%        $14.13       8/21/07    $44,431    $112,598
Andrew C. Melfi.......        5,000              2.3          15.75      11/13/07     49,525     125,507

------------
(1) Each option grant becomes exercisable in four equal annual installments commencing one year after the date of the option grant. Each option will accelerate and become exercisable for all of the shares upon certain acquisitions or changes in control of the Company.
(2) Based on an aggregate of 221,275 options granted to employees in fiscal 1998, including options granted to the Named Executive Officers.
(3)     The exercise price may be paid in one or more of the following forms:
        (i) cash or check made payable to the Company, (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at fair market value on the date of exercise or (iii) through a special sale and remittance procedure through a broker.
(4) Amounts represent hypothetical gains that could be achieved for the respective options at the end of the ten-year option term. The assumed 5% and 10% rates of stock appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate of the future market price of the Common Stock.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES

   The following table sets forth, for each of the Named Executive Officers, certain information concerning the value of unexercised options at the end of fiscal 1998.

                                                           NUMBER OF               NET VALUES OF UNEXERCISED
                           SHARES
                                                      UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS(1)
                        ACQUIRED ON     VALUE    ------------------------------ ------------------------------
NAME                      EXERCISE     REALIZED   EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
---------------------  ------------- ----------  -------------  ---------------  ------------- ---------------
David E. Hershberg  ..         --            --          --             --              --              --
Kenneth A. Miller  ...         --            --      38,475         47,025        $151,720        $159,671
Stephen C. Yablonski       17,000      $125,940      85,029         47,311         360,081         182,643
Ray Stuart ...........         --            --      31,171         43,297         122,584         129,211
Andrew C. Melfi ......         --            --      17,100         33,500          54,549          65,151

------------
(1) Based upon the market price of $9.00 per share, which was the closing selling price per share of Common Stock on the Nasdaq National Market on June 30, 1998, less the option exercise price payable for such shares.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

   In January 1997, the Company entered into three-year employment agreements with each of Messrs. Hershberg and Miller (the "Executive Agreements"). Messrs. Hershberg and Miller are required to devote their full-time efforts to the Company as Chairman of the Board and Chief Executive Officer, and as President, respectively. The Company is required to compensate Messrs. Hershberg and Miller at annual rates of $165,000 and $160,000, respectively (which amounts are reviewed annually by the Board of Directors and are subject to increase at their discretion). Messrs. Hershberg and Miller are entitled to all employee benefits generally made available to executive officers. If the Company terminates the Executive Agreements other than for disability or cause, the Company will have the following obligations: (i) if the termination is after the end of the initial three-year term, the Company must pay the terminated executive one-twelfth of his then applicable annual base salary as severance pay and (ii) if the termination is before the end of the initial three-year term, the Company must pay to the terminated executive, as they become due, all amounts otherwise payable if he had remained employed by the Company until the end of the third year of the Executive Agreements. If their employment is terminated other than for cause following a change of control of the Company, each of Messrs. Hershberg and Miller will be entitled to receive: (i) a cash payment equal to three times his respective annual base salary plus fringe benefits and bonus, (ii) a cash payment equal to three times the Company's 401(k) contribution for such executive and (iii) medical benefits for one year for the executive and his dependents. In addition, all stock options will become immediately exercisable upon a change of control. A "change in control" is defined in the Executive Agreements as the acquisition of the Company by merger or asset sale, or a change in control whether effected by a tender offer or a proxy contest.

   The Compensation Committee as Plan Administrator of the 1997 Plan will have the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by any executive officer or the shares of Common Stock subject to direct issuances held by any such individual, in connection with certain changes in control of the Company or the subsequent termination of the executive officer's employment following the change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Company's Compensation Committee consists of Mr. Fialkov and Dr. Waylan. Neither of these individuals was an officer or employee of the Company at any time during the 1998 fiscal year or at any other time.

                        COMPENSATION COMMITTEE REPORT

   The Compensation Committee of the Board of Directors is responsible for establishing the base salary and incentive cash bonus programs for the Company's executive officers and administering certain other compensation programs for such individuals, subject in each instance to review by the full Board of Directors. The Compensation Committee also is responsible for the administration of the 1997 Plan under which grants may be made to executive officers. The Board of Directors has reviewed and is in accord with the compensation paid to executive officers in 1998.

   GENERAL COMPENSATION POLICY. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon the Company's performance as well as upon his own level of performance. Accordingly, the compensation package for each executive officer is comprised of two elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry and (ii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

   FACTORS. The principal factors which the Compensation Committee considered in ratifying the components of each executive officer's compensation package for 1998 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in setting executive compensation for future years.

   o BASE SALARY. The base salary for each executive officer is determined on the basis of the following factors: experience; personal performance; the salary levels in effect for comparable positions within and outside the industry; and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

   o BONUS. While it is the general policy of the Company not to award performance-based cash bonuses, from time to time, the Committee may authorize cash bonuses if such bonuses are deemed to be in the best interest of the Company. The circumstances for such awards may vary but may include bonus payments pursuant to the terms of negotiated employment arrangements.

   o LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided through stock option grants. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share over a specified period of time (up to 10 years). Each option generally becomes exercisable in installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates over the option term.

   The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers. There were 34,950 stock options granted to executive officers in fiscal 1998.

   CEO COMPENSATION. In setting the compensation payable to the Company's Chief Executive Officer, the Compensation Committee seeks to achieve two objectives: (i) establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to the Company and by companies outside of the industry with which the Company competes for executive talent, and (ii) make a significant percentage of the total compensation package contingent upon the Company's performance and stock price appreciation. In fiscal 1998, Mr. Hershberg did not receive any long-term stock-based incentive awards.

   The base salary established for Mr. Hershberg on the basis of the foregoing criteria was intended to provide a level of stability and certainty each year. Accordingly, this element of compensation was not affected to any significant degree by Company performance factors.

   COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation paid to the Company's executive officers for the 1998 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for fiscal 1999 will exceed that limit. The 1997 Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

THE COMPENSATION COMMITTEE

MR. HERMAN FIALKOV
DR. C.J. WAYLAN

                              PERFORMANCE GRAPH

   Set forth below is a graph comparing the annual percentage change in the Company's cumulative total stockholder return on its Common Stock from August 8, 1997 (the date public trading of the Company's stock commenced) to the last day of the Company's last completed fiscal year (as measured by dividing
(i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the excess of the Company's share price at the end over the price at the beginning of the measurement period, by (ii) the share price at the beginning of the measurement period) with the cumulative total return so calculated of the Nasdaq Stock Market-US Index and a Self-Constructed Peer Group Index.

               COMPARISON OF 11 MONTH CUMULATIVE TOTAL RETURN*
                        AMONG GLOBECOMM SYSTEMS INC.,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX
                              AND PEER GROUP(1)


                                             CUMULATIVE TOTAL RETURN
                                     ------------------------------------
                                        8/8/97                 6/30/98

GLOBECOMM SYSTEMS INC.                  100.00                   75.00
PEER GROUP                              100.00                   89.76
NASDAQ STOCK MARKET (U.S.)              100.00                  118.97


------------
* ASSUMES $100 INVESTED ON 8/8/97 IN GLOBECOMM SYSTEMS INC.,
THE NASDAQ STOCK MARKET (U.S.) AND THE PEER GROUP -INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JUNE 30.

(1) Peer Group consists of the following companies: (I) Andrew Corporation,
(II) California Microwave, Inc., (III) Scientific-Atlanta, Inc., (IV) SSE Telecom, Inc., (V) STM Wireless, Inc., (VI) Vertex Communications Corporation and (VII) ViaSat, Inc.

                                  PROPOSAL 2
                APPROVAL OF 1999 EMPLOYEE STOCK PURCHASE PLAN

   The Company's stockholders are also being asked to approve the 1999 Employee Stock Purchase Plan (the "Purchase Plan"), pursuant to which 400,000 shares of Common Stock will be reserved for issuance.

   The Purchase Plan is intended to provide eligible employees of the Company and its participating affiliates with the opportunity to acquire a propriety interest in the Company through participation in a payroll-deduction based employee stock purchase plan designed to operate in compliance with Section 423 of the Internal Revenue Code. The Purchase Plan was adopted by the Board of Directors on September 23, 1998 and will become effective on January 4, 1999 (the "Effective Date"), provided the Purchase Plan is approved by the stockholders at the Annual Meeting.

   The following is a summary of the principal features of the Purchase Plan. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company's Secretary at the Company's principal executive offices in Hauppauge, New York.

SHARE RESERVE

   400,000 shares of common stock have been reserved for issuance over the ten-year term of the Purchase Plan.

   In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the Purchase Plan, (ii) the maximum number and class of securities purchasable per participant on any one purchase date and (iii) the class and maximum number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.

ADMINISTRATION

   The Purchase Plan will be administered by the Compensation Committee of the Board of Directors. Such committee, as Plan Administrator, will have full authority to adopt such rules and procedures as it may deem necessary for proper plan administration and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration will be paid by the Company without charge to participants.

PURCHASE PERIODS

   Under the Purchase Plan, shares will be issued through a series of successive purchase periods, each of a duration of six (6) months. Purchase periods will run from the first business day in January to the last business day in June each year and from the first business day in July to the last business day in December each year. Each participant will be granted a separate right to purchase shares of Common Stock for each purchase period in which he or she participates. The purchase right will be granted on the first day business day of each purchase period and will be automatically exercised on the last business day of each purchase period. Each purchase right entitles the participant to purchase the whole number of shares of Common Stock obtained by dividing the participant's payroll deductions for the purchase period by the purchase price in effect for such period.

ELIGIBILITY

   Any individual who customarily works for more than twenty (20) hours per week for more than five (5) months per calendar year in the employ of the Company or any participating affiliate will be eligible to participate in the Purchase Plan. An individual who is an eligible employee at the start of any purchase period may join that purchase period at that time.

   Participating affiliates include any parent or subsidiary corporations of the Company, whether now existing or hereafter organized, which elect, with the approval of the Plan Administrator, to extend the benefits of the Purchase Plan to their eligible employees.

   As of July 1, 1998, approximately 122 employees, including 10 executive officers, were eligible to participate in the Purchase Plan.

PAYROLL DEDUCTIONS

   Each participant may authorize period payroll deductions in any multiple of one percent (1%) of his or her base salary, up to a maximum of ten percent (10%).

PURCHASE PRICE

   The purchase price per share at which common stock will be purchased on the participant's behalf on each purchase date will be equal to eighty-five percent (85%) of the lower of (i) the fair market value per share of Common Stock on the start date of the purchase period during which the purchase date occurs or (ii) the fair market value per share of Common Stock on that purchase date.

PURCHASE PROVISIONS

   On the last business day of each purchase period, the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole shares of Common Stock at the purchase price in effect for the participant for that purchase period. However, no participant may, on any one purchase date, purchase more than 750 shares of Common Stock, subject to periodic adjustments in the event of certain changes in the Company's capitalization.

VALUATION

   The fair market value per share of Common Stock on any relevant date will be the closing selling price per share on such date on the Nasdaq National Market. On July 1, 1998, the fair market value per share of Common Stock was $8.88 per share.

SPECIAL LIMITATIONS

   The Purchase Plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following limitations:

   (i) No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any or its affiliates.

   (ii) No purchase right granted to a participant may permit such individual to purchase Common Stock at a rate greater than $25,000 worth of such Common Stock (valued at the time such purchase right is granted) for each calendar year the purchase right remains outstanding at any time.

   (iii) No participant may purchase more than 750 shares of Common Stock on any one purchase date.

TERMINATION OF PURCHASE RIGHTS

   The purchase right will immediately terminate upon the participant's loss of eligible employee status or upon his or her affirmative withdrawal from the purchase period. The payroll deductions collected for the purchase period in which the participant withdraws may, at the participant's election, be immediately refunded or applied to the purchase of Common Stock at the end of that purchase period. The payroll deductions collected for the purchase period in which the participant ceases to be an eligible employee will be immediately refunded.

STOCKHOLDER RIGHTS

   No participant will have any stockholder rights with respect to the shares of Common Stock covered by his or her purchase right until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

ASSIGNABILITY

   No purchase right will be assignable or transferable other than in connection with the participant's death and will be exercisable only by the participant during his or her lifetime.

ACQUISITION

   Should the Company be acquired by merger or asset sale during a purchase period, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be 85% of the lower of (i) the fair market value per share of Common Stock on the start date of the purchase period during which the acquisition occurs or (ii) the fair market value per share of Common Stock immediately prior to such acquisition.

AMENDMENT AND TERMINATION

   The Purchase Plan will terminate upon the earliest to occur of (i) December 31, 2008, (ii) the date on which all available shares are issued or
(iii) the date on which all outstanding purchase rights are exercised in connection with an acquisition of the Company.

   The Board of Directors may at any time alter, suspend or discontinue the Purchase Plan. However, the Board of Directors may not, without stockholder approval, (i) materially increase the number of shares issuable under the Purchase Plan or the maximum aggregate number of purchasable shares on any one purchase date except in connection with certain changes in the Company's capital structure, (ii) alter the purchase price formula so as to reduce the purchase price, (iii) materially increase the benefits accruing to participants or (iv) materially modify the requirements for eligibility to participate in the Purchase Plan.

PLAN BENEFITS

   No purchase rights have been granted and no shares have been purchased under the Purchase Plan.

FEDERAL TAX CONSEQUENCES

   The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, in connection with the grant or the exercise of an outstanding purchase right. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

   If the participant sells or otherwise disposes of the purchased shares within two (2) years after the start date of the purchase period in which such shares were acquired or within one (1) one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

   If the participant sells or disposes of the purchased shares more than two
(2) years after the start date of the purchase period in which such shares were acquired and more than one (1) one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the start date of that purchase period, and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to any income tax deduction with respect to such sale or disposition.

   If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on the start date of the purchase period in which those shares were acquired will constitute ordinary income in the year of death.

ACCOUNTING TREATMENT

   Under current accounting rules, the issuance of Common Stock under the Purchase Plan will not result in a compensation expense chargeable against the Company's reported earnings. However, the Company must disclose, in pro-forma statements to the Company's financial statements, the impact the purchase rights granted under the Purchase Plan would have upon the Company's reported earnings were the value of those purchase rights treated as compensation expense.

STOCKHOLDER APPROVAL

   The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the Purchase Plan. Should such stockholder approval not be obtained, then the Purchase Plan will not be implemented, and no purchase rights will be granted and no stock issuances will be made under the Purchase Plan.

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PURCHASE PLAN. THE BOARD BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE COMPANY TO IMPLEMENT A PROGRAM OF STOCK OWNERSHIP FOR THE COMPANY'S EMPLOYEES IN ORDER TO PROVIDE THEM WITH A MEANINGFUL OPPORTUNITY TO ACQUIRE A SUBSTANTIAL PROPRIETARY INTEREST IN THE COMPANY AND THEREBY ENCOURAGE SUCH INDIVIDUALS TO REMAIN IN THE COMPANY'S SERVICE AND MORE CLOSELY ALIGN THEIR INTERESTS WITH THOSE OF THE STOCKHOLDERS.

                                  PROPOSAL 3
                        INDEPENDENT PUBLIC ACCOUNTANTS

   Upon the recommendation of the Audit Committee, the Board of Directors appointed Ernst & Young LLP, independent public auditors of the Company since November 27, 1996, as auditors of the Company to serve for the year ending June 30, 1999, subject to the ratification of such appointment by the stockholders at the Annual Meeting. A representative of Ernst & Young LLP will attend the Annual Meeting of Stockholders, will have the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.

STOCKHOLDER APPROVAL

   The affirmative vote of a majority of the Company's outstanding Common Stock represented and voting at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the year ending June 30, 1999.

RECOMMENDATION OF THE BOARD OF DIRECTORS

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP.

   On November 27, 1996, the Company dismissed PricewaterhouseCoopers LLP as its independent accountants. The reports of PricewaterhouseCoopers LLP on the Company's financial statements for the two fiscal years prior to such dismissal contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the year ended June 30, 1996 and for the period from August 17, 1994 (inception) through June 30, 1995, and through November 27, 1996, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years. The decision to change firms was approved by the Company's Board of Directors. The Company had requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter was filed as an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 333-22425).

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of September 25, 1998, certain information with respect to the beneficial ownership of shares of Common Stock of: (i) all stockholders known by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock, (ii) each director, nominee for director and Named Executive Officer of the Company and (iii) all directors and executive officers of the Company as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares.

                                              NUMBER OF SHARES
                                               OF COMMON STOCK   PERCENTAGE
                                                BENEFICIALLY      OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER(1)           OWNED(2)       OUTSTANDING
--------------------------------------------  ---------------- -------------
David E. Hershberg ..........................     1,297,000(3)      14.21%
Kenneth A. Miller ...........................       302,750(4)        3.3%
Stephen C. Yablonski ........................        90,591(5)        1.0%
Ray Stuart ..................................        46,225(6)        *
Andrew C. Melfi .............................        24,200(7)        *
Thomas A. DiCicco ...........................        77,312(8)        *
Donald G. Woodring ..........................       162,452(9)        1.8%
Herman Fialkov...............................        42,750(10)       *
Shelley A. Harrison .........................        45,778(11)       *
Benjamin Duhov ..............................         5,700           *
C.J. Waylan .................................        14,250(12)       *
A. Robert Towbin ............................        12,590(13)       *
All current directors and executive officers
 as a group (15 persons).....................     2,181,098(14)      22.9%

------------
*       Represents less than 1%.

(1) Except as otherwise indicated, (i) the stockholders named in the table have sole voting and investment power with respect to all shares beneficially owned by them and (ii) the address of all stockholders listed in the table is: c/o GSI, 45 Oser Avenue, Hauppauge, New York 11788.

(2) The number of shares of Common Stock outstanding as of September 25, 1998 is 9,125,908. Amounts shown for each stockholder include (i) all shares of Common Stock owned by each stockholder and (ii) shares of Common Stock underlying options, warrants and rights of first refusal exercisable within 60 days of September 25, 1998.

(3) Includes 342,000 shares of Common Stock held by certain members of Mr. Hershberg's family, over which such shares Mr. Hershberg has power of attorney to dispose of and invest and 171,000 shares of Common Stock held by Deerhill Associates, a family partnership of which Mr. Hershberg is General Managing Partner. Mr. Hershberg disclaims beneficial ownership of the shares held by his family members and those held by Deerhill Associates except to the extent of his proportionate pecuniary interest therein.

(4) Includes 28,500 shares of Common Stock held by Mr. Miller's wife and 25,650 shares of Common Stock held by certain other members of Mr. Miller's family, of which Mr. Miller disclaims beneficial ownership, and 42,750 shares of Common Stock issuable upon exercise of stock options.

(5) Consists of 1,425 shares of Common Stock held by Mr. Yablonski's wife of which Mr. Yablonski disclaims beneficial ownership and 87,166 shares of Common Stock issuable upon exercise of stock options.

(6) Consists of 46,225 shares of Common Stock issuable upon exercise of stock options.

(7) Includes 24,050 shares of Common Stock issuable upon exercise of stock options.

(8) Includes 35,624 shares of Common Stock issuable upon exercise of stock options.

(9) Includes 19,950 shares of Common Stock held by certain members of Mr. Woodring's family of which Mr. Woodring disclaims beneficial ownership and 35,624 shares of Common Stock issuable upon exercise of stock options.

(10) Includes 14,250 shares of Common Stock issuable upon exercise of stock options.

(11) Consists of 3,028 shares of Common Stock held by PolyVentures of which Dr. Harrison is the Managing General Partner, and 42,750 shares of Common Stock issuable upon exercise of stock options. Dr. Harrison disclaims beneficial ownership of the shares held by PolyVentures except to the extent of his proportionate pecuniary interest therein.

(12) Consists of 14,250 shares of Common Stock issuable upon the exercise of stock options.

(13) Includes 1,000 shares held in trust by Mr. Towbin for a member of his family, of which Mr. Towbin disclaims beneficial ownership and 5,000 shares of Common Stock issuable upon the exercise of stock options.

(14)    See Notes (3) through (13) above.

                             CERTAIN TRANSACTIONS

   From July 1, 1997 through September 25, 1998 the Company granted executive officers and directors of the Company and employees, some of whom are immediate family members of the Company's executive officers, a total of 229,775 stock options for the purchase of the Company's Common Stock with exercise prices ranging from $5.63 to $18.38 per share.

   In August 1997, the Company consummated its initial public offering. A. Robert Towbin, a Director of the Company, serves as a Managing Director of C.E. Unterberg, Towbin, which was formerly Unterberg Harris and a co-managing underwriter in the initial public offering.

                            STOCKHOLDER PROPOSALS

   Pursuant to the new stockholder proposal rules recently adopted by the Commission, if the Company has not received notice prior to August 24, 1999 of any matter a stockholder intends to propose for a vote at the 1999 Annual Meeting of Stockholders, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter as a separate item on the proxy card.

   The deadline for stockholders to submit proposals to be considered for inclusion in the Company's Proxy Statement for next year's Annual Meeting of Stockholders is anticipated to be June 17, 1999. Such proposals may be included in next year's Proxy Statement, if they comply with certain rules and regulations promulgated by the Commission. Stockholder proposals must be mailed to the attention of the Company's Secretary at the Company's principal executive offices located at 45 Oser Avenue, Hauppauge, New York 11788.

                                OTHER MATTERS

   Management knows of no matters that are to be presented for action at the Annual Meeting other than those set forth above. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

   Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular employees of the Company. The Company may also consider the engagement of a proxy solicitation firm. Costs of the solicitation will be borne by the Company.

                                          By Order of the Board of Directors

                                          /s/ Thomas A. DiCicco
                                          -----------------------------------
                                          Thomas A. DiCicco
                                          Secretary

Hauppauge, New York
October 15, 1998

     APPENDIX I


                             GLOBECOMM SYSTEMS INC.
                       1999 EMPLOYEE STOCK PURCHASE PLAN


I.   PURPOSE OF THE PLAN

     This 1999 Employee Stock Purchase Plan is intended to promote the interests of Globecomm Systems Inc. by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

     Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.  ADMINISTRATION OF THE PLAN

     The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III. STOCK SUBJECT TO PLAN

     A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 400,000 shares.

     B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.  PURCHASE PERIODS

     A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive purchase periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

     B. Each purchase period shall have a duration of six (6) months. Purchase periods shall run from the first business day in January to the last business day in June each year and from the first business day in July each year to the last business day in December each year. The first purchase period shall commence on the Effective Date.

V.   ELIGIBILITY

     A. Each individual who is an Eligible Employee on the start date of any purchase period shall be eligible to participate in the Plan for that purchase period.

     B. To participate in the Plan for a particular purchase period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization form) and file such forms with the Plan Administrator (or its designate) on or before the start date of the purchase period.

VI.  PAYROLL DEDUCTIONS

     A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each purchase period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect for the entire purchase period. The Participant may not increase his or her rate of payroll deduction during a purchase period. However, the Participant may, at any time during the purchase period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per purchase period.

     B. Payroll deductions shall begin on the first pay day following the start date of the purchase period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

     C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

     D. The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date.

                                       2.

VII. PURCHASE RIGHTS

     A. GRANT OF PURCHASE RIGHT. A Participant shall be granted a separate purchase right on the start date of each purchase period in which he or she participates. The purchase right shall provide the Participant with the right to purchase shares of Common Stock on the Purchase Date upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

     Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

     B. EXERCISE OF THE PURCHASE RIGHT. Each purchase right shall be automatically exercised on the Purchase Date, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than any Participant whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions below) on such date. The purchase shall be effected by applying the Participant's payroll deductions for the purchase period ending on such Purchase Date to the purchase of shares of Common Stock (subject to the limitation on the maximum number of shares purchasable per Participant on any one Purchase Date) at the purchase price in effect for that purchase period.

     C. PURCHASE PRICE. The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the purchase period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

     D. NUMBER OF PURCHASABLE SHARES. The number of shares of Common Stock purchasable by a Participant on each Purchase Date shall be the number of shares obtained by dividing the amount collected from the Participant through payroll deductions during the purchase period ending with that Purchase Date by the purchase price in effect for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 750 shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization.

     E. EXCESS PAYROLL DEDUCTIONS. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be promptly refunded.

                                       3.

     F. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

          (i) A Participant may, at any time prior to the last day of the purchase period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the purchase period in which such termination occurs shall, at the Participant's election, be promptly refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

          (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the purchase period for which the terminated purchase right was granted. In order to resume participation in any subsequent purchase period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of the new purchase period.


          (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the purchase period in which the purchase right so terminates shall be promptly refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the purchase period in which such leave commences, to (a) withdraw the payroll deductions collected during such purchase period or (b) have such funds held for the purchase of shares at the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant's behalf during such leave. Upon the Participant's return to active service (i) within ninety (90) days following the commencement of such leave or, (ii) prior to the expiration of any longer period for which such Participant's right to reemployment with the Corporation is guaranteed by either statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began. However, should the Participant's leave of absence exceed ninety (90) days and his or her re-employment rights not be guaranteed by either statute or contract, then the Participant's status as an Eligible Employee will be deemed to terminate on the ninety-first (91st) day of that leave, and such Participant's purchase right for the offering period in which that leave began shall thereupon terminate. An individual who returns to active employment following such a leave shall be treated as a new Employee for purposes of the Plan and must, in order to resume

                                       4.

     participation in the Plan, re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into the offering period.

     G. CORPORATE TRANSACTION. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the payroll deductions of each Participant for the purchase period in which such Corporate Transaction occurs to the purchase of shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the purchase period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase.

     The Corporation shall use reasonable efforts to provide prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

     H. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

     I. ASSIGNABILITY. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

     J. STOCKHOLDER RIGHTS. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII. ACCRUAL LIMITATIONS

     A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis

                                       5.

of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

     B. For purposes of applying such accrual limitations, the following provisions shall be in effect:


          (i) The right to acquire Common Stock under each outstanding purchase right shall accrue on the Purchase Date in effect for the purchase period for which such right is granted.

          (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

     C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular purchase period, then the payroll deductions which the Participant made during that purchase period with respect to such purchase right shall be promptly refunded.

     D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.  EFFECTIVE DATE AND TERM OF THE PLAN

     A. The Plan was adopted by the Board on September 23, 1998 and shall become effective on the Effective Date, provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the stockholders of the Corporation and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation. In the event such stockholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect and all sums collected from Participants during the initial purchase period hereunder shall be refunded.

     B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest to occur of (i) the last business day in December 2008, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised

                                       6.

under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X.   AMENDMENT/TERMINATION OF THE PLAN

     A. The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any purchase period. However, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Corporation will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of Common Stock offered for purchase under the Plan, should the financial accounting rules applicable to the Plan at the Effective Time be subsequently revised so as to require the recognition of compensation expense in the absence of such amendment or termination.

     B. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation's stockholders:
(i) increase the number of shares of Common Stock issuable under the Plan or the maximum number of shares purchasable per Participant on any one Purchase Date, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) modify eligibility requirements for participation in the Plan.

XI.  GENERAL PROVISIONS

     A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

     B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

                                       7.

                                   SCHEDULE A




                         CORPORATIONS PARTICIPATING IN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                            AS OF THE EFFECTIVE DATE




                             GLOBECOMM SYSTEMS INC.

                                    APPENDIX

     The following definitions shall be in effect under the Plan:

     A. BASE SALARY shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in the Plan, plus any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate.

     B. BOARD shall mean the Corporation's Board of Directors.

     C. CODE shall mean the Internal Revenue Code of 1986, as amended.

     D. COMMON STOCK shall mean the Corporation's common stock.

     E. CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

     F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

          (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

     G. CORPORATION shall mean Globecomm Systems Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Globecomm Systems Inc. by appropriate action adopt the Plan.

     H. EFFECTIVE DATE shall mean January 4, 1999. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Date shall designate a subsequent Effective Date with respect to its employee-Participants.

     I. ELIGIBLE EMPLOYEE shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code
Section 3401(a).

                                    A-1.

     J. EMPLOYEE shall mean an individual who is in the employ of the Corporation or any Corporate Affiliate subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

          (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     L. 1933 ACT shall mean the Securities Act of 1933, as amended.

     M. PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

     N. PARTICIPATING CORPORATION shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan as of the Effective Date are listed in attached Schedule A.

     O. PLAN shall mean the Corporation's 1999 Employee Stock Purchase Plan, as set forth in this document.

     P. PLAN ADMINISTRATOR shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

     Q. PURCHASE DATE shall mean the last business day of each purchase period.

     R. SERVICE shall mean the performance of services to the Corporation or any Corporate Affiliate by a person in the capacity of an Employee.

     S. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.


                                      A-2.

                               APPENDIX II

                             (Form of Proxy)
                         GLOBECOMM SYSTEMS INC.
          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - November 19, 1998 (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY)


The undersigned stockholder of Globecomm Systems Inc. hereby appoints
David E. Hershberg and Kenneth A. Miller, and each of them, with full power of substitution, proxies to vote the shares of common stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Globecomm Systems Inc. to be held at the offices of Globecomm Systems Inc., 45 Oser Avenue, Hauppauge, New York 11788, on November 19, 1998, telephone number 516-231-9800, at 10:00 a.m. (eastern standard time), or any adjournment thereof.

1.   ELECTION OF DIRECTORS (for terms as described in the Proxy Statement)

     [ ] FOR all nominees below              [ ] WITHHOLD AUTHORITY
     (except as marked to the contrary)      to vote for all nominees below

     Benjamin Duhov, Herman Fialkov, Shelley A. Harrison, David E. Hershberg, Kenneth A. Miller, A. Robert Towbin, C. J. Waylan, Donald G. Woodring and Stephen C. Yablonski.

     INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee's name in the space provided below:


     -------------------------------------------------------------------------

2.   APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

     [ ] FOR            [ ] AGAINST               [ ] ABSTAIN WITH RESPECT TO

     proposal to approve the adoption of the Company's 1999 Employee Stock Purchase Plan.

3.   RATIFICATION OF ACCOUNTANTS

     [ ] FOR            [ ] AGAINST               [ ] ABSTAIN WITH RESPECT TO

     proposal to ratify the selection of Ernst & Young LLP, as independent auditors of the Company as described in the Proxy Statement.

4. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING


     UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED BY MANAGEMENT AS DIRECTORS AND FOR PROPOSALS 2 AND 3.

     Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer.


                                   ------------------------------------------
                                            Signature of Stockholder


                                   ------------------------------------------
                                                  Print name


Dated:
       -------------